POWER OF ATTORNEY


         The undersigned does hereby make, constitute and appoint each of Bruce A. Albert, Anthony DeRose, Yvette Kosic, Rachel Parrish and Kevin P. Treanor (and any other employee, of The Goldman Sachs Group, Inc. or one of its affiliates, performing the function in connection with which this Power of Attorney has been granted designated in writing by one of the attorneys-in-
fact), as her true and lawful attorney-in-fact, acting for her in her respective name, place and stead, whether acting individually or as a representative of others, to approve, execute and deliver any documentation required to be made by her under the Securities Exchange Act of 1934 (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by her under the Act, such documents to be in such form as such attorney-in-fact may approve on the undersigned's behalf, such approval to be conclusively evidenced by the due execution thereof, and granting unto such attorney-in-fact full power, including substitution and resubstitution, and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies, approves and confirms all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

         This Power of Attorney shall remain in full force and effect until such time as the person or persons to whom power of attorney has been hereby granted cease to perform the function in connection with which he/she was appointed attorney-in-fact, unless earlier revoked by written instrument. The undersigned has the unrestricted right unilaterally to revoke this Power of Attorney. This Power of Attorney does not revoke any existing Powers of Attorney executed by the undersigned.

         This Power of Attorney shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to rules of conflicts of law.


     IN WITNESS WHEREOF, the undersigned has duly subscribed these presents this 30th day of January, 2012.



                  BY:/s/ Ann Berry
                     Ann Berry


State of New York
County of New York
Sworn to before me this 30th day of January 2012

/s/ Leslie A. Lucas

Leslie A. Lucas
Notary Public, State of New York
No. 01LU6192030
Qualified in New York County
Commission Expires August 25, 2012